UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2025

KIROMIC BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 200
Houston, TX, 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 1.01 of the Current Report on Form 8-K filed on 3, 2025, to correct an error.  As previously reported, Item 1.01 states the combined debt principal outstanding would be $13.2 million, instead of $14.2 million.  No other changes have been made to the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2025, Kiromic BioPharma, Inc. (the “Company”) issued a 25% Senior Secured Convertible Promissory Note (the “Note”) to an accredited investor (the “Holder”). The Note has a principal amount of $1,000,000, bears interest at a rate of 25% per annum (the “Stated Rate”) and matures on January 28, 2026 (the “Maturity Date”), on which the principal balance and accrued but unpaid interest under the Note shall be due and payable. The Stated Rate will increase to 27% per annum or the highest rate then allowed under applicable law (whichever is lower) upon occurrence of an event of default, including the failure by the Company to make payment of principal or interest due under the Note on the Maturity Date, and any commencement by the Company of a case under any applicable bankruptcy or insolvency laws.

The Holder of the Note shall have the right at its option, at any time beginning on February 28, 2025 to convert the Note into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price equal to 90% of the 5-day VWAP (as defined in the Note) for the Common Stock beginning on the fifth day preceding the date of the Notice of Conversion (as defined in the Note), subject to a beneficial ownership limitation equivalent to 19.99% (the “Beneficial Ownership Limitation”).

The unpaid principal of and interest on the Note constitute unsubordinated obligations of the Company and are senior and preferred in right of payment to all subordinated indebtedness and equity securities of the Company outstanding as of the Issuance Date; provided, however, that the Company may incur or guarantee additional indebtedness after the Issuance Date, whether such indebtedness are senior, pari passu or junior to the obligations under the Note, which are secured by all of the Company’s right, title and interest, in and to, (i) all fixtures (as defined in the Uniform Commercial Code, the “UCC”) and equipment (as defined in the UCC), and (ii) all of the Company’s intellectual property as specified in the Note, subject to certain exclusions as described in the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of such Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Following the transaction described in this Item 1.01, the Holder holds (i) the Note and 7 previously issued promissory notes for an aggregate principal of $14.2 million that remain issued and outstanding, (ii) 14,000 shares of the Company’s Series C Convertible Voting Preferred Stock, (iii) 16,837.58 shares of the Company’s Series D Convertible Voting Preferred Stock and (iv) 5,997 shares of the Company’s Series E Convertible Voting Preferred Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The issuance of the Note was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of the 25% Senior Secured Convertible Promissory Note
104	Cover Page Interactive Data File (formatted within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: February 3, 2025	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer